UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21 , 201
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719
(Address of principal executive offices) (Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 1.01 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 3.02 of this current report on Form 8-K is responsive to this Item and is hereby incorporated by reference.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

For the full text of the stock option plan, please see Exhibit 99.1 to this current report on Form 8-K.

On June 21, 2012 the Company granted stock options to acquire an aggregate of up to 1,000,000 options to purchase our common stock 800,000 options to Andrew Brodkey, President and CEO, and 200,000 option to Ronald Richman a Director of the Company.  The options are exercisable at $0.20 per option share for a period of 10 years from the date of grant.  The options shall vest in 25% increments on a quarterly basis over the next 18 months.

Mr. Brodkey and Mr. Richman are U.S. persons, who was an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Stock Option Agreement

99.1	2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP
Date: June 12, 2012
By:
/s/ Frank Garcia
Frank Garcia
Corporate Secretary